     As filed with the Securities and Exchange Commission on April 9, 2002
                                             Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           BENTON OIL AND GAS COMPANY
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                         77-0196707
     -----------------                                  --------------
(State or Other Jurisdiction of                 (I.R.S. Employer Identification
Incorporation or Organization)                               Number)

                           15835 PARK TEN PLACE DRIVE
                                    SUITE 115
                              HOUSTON, TEXAS 77084
                           ---------------------------
              (Address of Principal Executive Offices ) (Zip Code)

                       2001 LONG TERM STOCK INCENTIVE PLAN
                             ----------------------
                            (Full Title of the Plan)

                                STEVEN W. THOLEN
                           BENTON OIL AND GAS COMPANY
                           15835 PARK TEN PLACE DRIVE
                                    SUITE 115
                              HOUSTON, TEXAS 77084
                            ------------------------
                     (Name and Address of Agent For Service)
                                 (281) 579-6700
                                 --------------
           Telephone Number, Including Area Code, of Agent for Service

                         CALCULATION OF REGISTRATION FEE
    = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

          Title of                 Amount         Proposed Maximum      Proposed Maximum
      Securities to be              To be          Offering Price           Aggregate              Amount of
         Registered              Registered         Per Share(2)        Offering Price(2)     Registration Fee(2)
Common Stock, $0.01 par          1,122,000               $1.66             $1,862,520
value (1)                           50,000               $1.55                $77,500
                                    50,000               $1.60                $80,000
                                   475,000               $3.89             $1,847,750                  $356


     (1) Includes the Preferred Stock Purchase Rights issuable pursuant to the Rights Agreement dated as of April 28, 1995 between the Registrant and First Interstate Bank of California. As no separate consideration is payable with respect to the Preferred Stock Purchase Rights, the registration fee with respect to such securities is included in the registration fee for the Common Stock.

     (2) The price is estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculating the registration fee and is the product resulting from (i) multiplying an aggregate of 1,122,000 shares subject to options previously granted by the exercise price of $1.66; and (ii) multiplying an aggregate of 50,000 shares subject to options previously granted by the exercise price of $1.55; and (iii) multiplying an aggregate of 50,000 shares subject to options previously granted by the exercise price of $1.60; and (iv) multiplying the number of shares registered by this registration statement as to which options have not been granted under the Plan, by $3.89, the average of the high and low prices of Benton Oil and Gas Company Common Stock as reported on the New York Stock Exchange on April 8, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who are eligible to participate in our 2001 Long Term Stock Incentive Plan. Such information is not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Benton Oil and Gas Company (the "Company") are incorporated herein by reference:

     (i) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     (ii) Our Current Report on Form 8-K filed April 9, 2002.

     (iii) The description of our common stock referenced in the Form 8-A registration statement filed April 9, 1997.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITITES

     Incorporated by reference to the description of the Common Stock of the Company contained in the registration statement on Form 8-A filed April 9, 1997.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Under provisions of the Certificate of Incorporation and By-laws of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as a matter of right to the full extent permitted by law. The effects of the Certificate of Incorporation, By-laws and General Corporation Law of Delaware may be summarized as follows:

     (a) Under Delaware law, to the extent that such a person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     (b) If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reason to believe his conduct was unlawful.

     (c) If unsuccessful in a defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in a suit in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnify for such expenses.

     (d) The Company may not indemnify a person in respect of a proceeding described in (b) or (c) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, or, if obtainable but the quorum so directs, by independent legal counsel selected by the Board of Directors or the committee thereof, or (iii) by the stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8.  EXHIBITS

     4.1  2001 Long Term Stock Incentive Plan

     5.1  Opinion of Baker & Hostetler LLP

     23.1 Consent of PricewaterhouseCoopers LLP

     23.2 Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (included in signature page)


ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 9th day of April, 2002.

                                 BENTON OIL AND GAS COMPANY

                                 By:   /s/ Peter J. Hill
                                    --------------------------------------
                                       Peter J. Hill
                                       President, Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Steven W. Tholen, R. Stephen Molina, Jack
A. Bjerke and Amy M. Shepherd, or any of them, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of April, 2002:

SIGNATURE                                TITLE

  /s/ Peter J. Hill                      Chief Executive Officer, Director
------------------------------------
Peter J. Hill

  /s/ Steven W. Tholen                   Chief Financial Officer
------------------------------------
Steven W. Tholen

  /s/ Kurt A. Nelson                     Chief Accounting Officer
------------------------------------
Kurt A. Nelson

  /s/ Stephen D. Chesebro'               Director
------------------------------------
Stephen D. Chesebro'

  /s/ John U. Clarke                     Director
------------------------------------
John U. Clarke

  /s/ Byron A. Dunn                      Director
------------------------------------
Byron A. Dunn

  /s/ H. H. Hardee                       Director
------------------------------------
H. H. Hardee

  /s/ Patrick M. Murray                  Director
------------------------------------
Patrick M. Murray